UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 25, 2008

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (I.R.S. Employer Identification No.)

110 West Front Street
P.O. Box 500
Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events.

On November 25, 2008, Hovnanian Enterprises, Inc. (“Hovnanian”) issued a press release announcing the final results of a previously announced private exchange offer by K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), a wholly owned subsidiary of Hovnanian, to exchange outstanding senior notes for new 18.0% Senior Secured Notes due 2017 (the “New Secured Notes”). The New Secured Notes will be issued by K. Hovnanian, be guaranteed by Hovnanian and substantially all of its subsidiaries and be secured on a third-priority lien basis by substantially all the assets owned by Hovnanian and the guarantors to the extent such assets secure obligations under Hovnanian’s Revolving Credit Agreement, second-priority secured notes and certain other permitted indebtedness.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The exchange offer was made within the United States only to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. investors.  The New Secured Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The information contained in this report does not constitute an offer to sell or the solicitation of an offer to buy outstanding senior notes or New Secured Notes subject to the exchange offer in any jurisdiction in which such an offer or sale would be unlawful.

Item 9.01.               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1            Press Release issued November 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ Peter S. Reinhart
Name: Peter S. Reinhart
Title: Senior Vice President, General Counsel and Secretary

Date: November 25, 2008

INDEX TO EXHIBITS

Exhibit Number	Exhibit

Exhibit 99.1	Press Release issued November 25, 2008.